Exhibit 99.1

News Release

IPSCO ACQUIRES NS GROUP

Strengthens Position as a Leader in the North American Energy Tubulars Sector

*Financial Information in U.S. Dollars*

[Lisle, Illinois] [December 1, 2006] -- IPSCO Inc. (NYSE/TSX:IPS) announced today the completion of its acquisition of NS Group, Inc., following a favorable vote by NS Group shareholders.

As part of the deal, IPSCO transferred to the paying agent, $66 per share in cash for each issued and outstanding share of NS Group's common stock. The aggregate price is approximately $1.46 billion, including NS Group's net cash.

IPSCO financed the acquisition through a combination of cash on hand and debt obtained under a $1.1 billion syndicated credit facility. Bank of America, J.P. Morgan and TD Securities were the lead arrangers for the syndicated credit facility.

This transaction represents a strategic opportunity for IPSCO to broaden its energy product offering and become the leading North American supplier of tubular products to the robust oil and natural gas sector. IPSCO’s energy product offering has also been expanded to include NS Group’s highly attractive seamless pipe and premium oilfield services provided by ULTRA, NS Group’s recent acquisition.

“With a more diverse portfolio of products, enhanced production capabilities, excellent market positions in both seamless and welded pipe, and a strong commitment to our customers, IPSCO is well positioned to be the provider of choice in the North American energy pipe market. Moreover, we believe that this transaction will further enhance our ability to provide value-added products and services to our customers and create value for our shareholders,” said David Sutherland, President and Chief Executive Officer.

IPSCO is a leading producer of energy tubulars and steel plate in North America with an annual steel making capacity of four million tons. With the acquisition of NS Group, IPSCO now operates four steel mills, eight pipe mills, scrap processing centers and product finishing facilities in 25 geographic locations across the United States and Canada. The Company's pipe mills produce a wide range of seamless and welded energy tubular products including oil & gas well casing, tubing, line pipe and large diameter transmission pipe. Additionally, IPSCO is a provider of premium connections for oil and gas drilling and production. IPSCO trades as “IPS” on both the New York and Toronto Stock Exchanges.

For more information about IPSCO, log on to www.ipsco.com.

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “expect”, “will”, “can” and other expressions that are predictions of or indicate future events, trends or prospects and which do not relate to historical matters identify forward-looking statements. Although IPSCO believes the anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information are based upon reasonable assumptions and expectations, the reader should not place undue reliance on forward-looking statements and information because they involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements and information. Factors that could cause actual results to differ materially from those contemplated or implied by forward-looking statements include: weather conditions affecting the oil patch; drilling rig availability; demand for oil and gas; supply, demand and price for scrap metal and other raw materials; supply, demand and price for electricity and natural gas; demand and prices for products produced; general economic conditions; a significant change in the timing of, or the imposition of any governmental conditions; the extent and timing of our ability to obtain revenue enhancements and cost savings following the transaction; and changes in financial markets. These and other factors are outlined in the Company’s regulatory filings with the Securities and Exchange Commission and Canadian securities regulators, including those in the Company’s 2005 Form 10-K, and its MD&A, particularly as discussed under the heading “Risk Factors Related To Our Industry”. IPSCO undertakes no obligation to publicly update or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise.

Company Contact:
Tom Filstrup, Director of Investor Relations
Tel. 630 810-4772
tfilstrup@ipsco.com

Media Contact:
John Comrie, QC, Director, Trade Policy and Communication
Tel: 630 404-1420
jcomrie@ipsco.com